UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2024

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39866 (Commission File Number)	85-3306396 (I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed to ensure the correct item number tags, Items 1.01, 1.02 and 9.01, are reflected in the EDGAR system for the submission of the Current Report on Form 8-K filed on May 9, 2024. No substantive changes have been made to the disclosures previously provided.

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2024, eFFECTOR Therapeutics, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock having an aggregate offering price of up to $50.0 million through the Agent. Sales of the shares of common stock, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock. The Agent will receive a commission from the Company of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of common stock under the Sales Agreement. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

In the Sales Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities. The Company and the Agent may each terminate the Sales Agreement at any time upon specified prior written notice.

The issuance and sale, if any, of shares the common stock by the Company under the Sales Agreement will be made pursuant to a prospectus supplement, dated May 9, 2024, to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 and declared effective by the SEC on September 9, 2022 (the “Registration Statement”). The Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the shares of common stock that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 1.02 Termination of a Material Definitive Agreement.

On May 9, 2024, the Company terminated its Controlled Equity OfferingSM Sales Agreement, dated September 1, 2022, with Cantor Fitzgerald & Co. (the “Prior Sales Agreement”), pursuant to which the Company was able sell shares of common stock in “at the market offerings” as defined by Rule 415 of the Securities Act. The Company previously filed a prospectus supplement, dated April 4, 2024, relating to the at the market offering of shares of common stock pursuant to the Prior Sales Agreement (the “ATM Prospectus”). The offering pursuant to the ATM Prospectus was terminated in connection with the termination of the Prior Sales Agreement. Cantor Fitzgerald & Co. waived the termination notice period provided under the Prior Sales Agreement such that the termination was effective immediately. Following such termination, the Company may not offer or sell any additional shares of its common stock under the Prior Sales Agreement and ATM Prospectus. The Company sold 1,075,405 shares of common stock having an aggregate offering price of $9.8 million pursuant to the Prior Sales Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	At the Market Offering Agreement, dated May 9, 2024, by and between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: May 9, 2024	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer